Exhibit 32

Certification

Pursuant to 18 U.S.C. § 1350, each of the undersigned officers of Cablevision Systems Corporation (“Cablevision”) and CSC Holdings, Inc. (“CSC Holdings”) hereby certifies, to such officer’s knowledge, that Cablevision’s and CSC Holdings’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cablevision and CSC Holdings.

Date:	November 6, 2008	By:	/s/ James L. Dolan
James L. Dolan
President and Chief Executive Officer

Date:	November 6, 2008	By:	/s/ Michael P. Huseby
Michael P. Huseby
Executive Vice President and Chief Financial Officer